EXHIBIT 23.1
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ANDREW I. TELSEY, P.C. Attorney at Law
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12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112
Telephone: 303/768-9221 - Facsimile: 303/768-9224 - E-Mail:aitelsey@cs.com



July 18, 2005



Mr. David Wu, Chief Executive Officer
Dragon International Group Corp.
Bldg 14
Suite A09, International Trading Center
29 Dongdu Road
Ningbo, China 315000

Re: Dragon International Group  2005 Stock Option Plan

Dear Mr. Wu:

In connection with the 5,000,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Dragon International Group Corp. (hereinafter called the "Company"), included in the Company's 2005 Stock Option Plan (the "Plan"), which Shares are proposed to be registered on Form S-8 under the Securities Act of 1933, as amended, we have examined the following instruments and documents:

     1. Articles of Incorporation of the Company, as amended;

     2. Bylaws of the Company, as amended to date;

     3. Copies of certain resolutions adopted by the Board of Directors of the Company adopting the Plan and authorizing the reservation for issuance of up to 5,000,000 shares of the Company's Common Stock (the "Shares"), underlying the various options to be issued pursuant to the Plan.

We have examined such other instruments, documents and records and made such further investigations as we have deemed necessary for the purposes of rendering the following opinion.

Based on the foregoing, it is our opinion that:

     (i) The Company is a corporation which has validly filed its Articles of Incorporation under the laws of the State of Nevada;

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     (ii) The Plan and the  Shares  included  in the  Plan  have  been  duly and validly authorized by all necessary action on the part of the Company; the Shares issuable pursuant to the Plan and upon exercise of the stock options authorized pursuant to the Plan have been duly and validly authorized and, upon payment therefor in accordance with the terms of such issuance and stock option(s), will be validly issued, fully paid and nonassessable by the Company;

     (iii) The rights attendant to the Plan and the Shares reserved for issuance thereunder conform to the description thereof contained in the Prospectus;

     (iv) No authorization, approval, consent or license of any regulatory body or authority (other than under the Act and the securities or Blue Sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the stock options and Shares reserved for issuance thereunder, or if so required, all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect;

     (v) The Registration Statement and the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder;

     (vi) Such counsel have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the Registration Statement or the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (vii) Such counsel does not know of any material statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not correctly described in all material respects as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

We hereby consent to the use of this opinion in the said Registration Statement being filed with the Securities and Exchange Commission and further consent to the reference to this firm in the Prospectus.

Very truly yours,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.